Exhibit 1

ASX Release 14 September 2023 Strategy Update – Westpac Institutional Bank Westpac Banking Corporation (“Westpac”) today provides the attached 2023 Strategy Update – Westpac Institutional Bank For further information: Hayden Cooper Justin McCarthy Group Head of Media Relations General Manager, Investor Relations 0402 393 619 0422 800 321 This document has been authorised for release by Tim Hartin, Company Secretary. Level 18, 275 Kent Street Sydney, NSW, 2000

Strategy Update Westpac Institutional Bank September 2023 WESTPAC BANKING CORPORATION ABN 33 007 457 141

Anthony Miller Group Executive WIB, Business & Wealth

Gaining momentum in our institutional bank 3 44% 35% 21% CIB FM GTS WIB Revenue split 1H23 Improved financial performance Our ambition: To be the banking partner of choice • Our clients’ key partner for transactional banking, financing and risk management • Simplified product and service offering • Significantly improved risk culture • Industry expertise and thought leadership • Attracting and retaining talent 1.2 1.2 1.1 1.4 1.1 1.1 1.2 FY20 FY21 FY22 1H23 1H 2H Operating income1,2 ($bn) 1 Excluding Notable Items. 2 Operating income includes net interest income and non-interest income. Westpac Group September 2023 Strategy Update – Westpac Institutional Bank 52.8 62.6 52.7 43.6 FY20 FY21 FY22 1H23 3.9 5.9 8.8 13.8 FY20 FY21 FY22 1H23 Return on tangible equity1 (%) Cost to income ratio1 (%)

Nell Hutton Group Executive WIB from 1 October 2023

Westpac Institutional Bank overview 5 Westpac Group September 2023 Strategy Update – Westpac Institutional Bank Sustainability Technology Digital Data-driven insights Economics & Research Global capabilities Max Bulloch Risk management across fixed income, currencies and commodities Debt capital markets Financial Markets Alastair Welsh Lending solutions Relationship management Deep industry understanding and expertise Corporate & Institutional Banking Jeff Byrne Transactional banking Liquidity management Payments services for Westpac Global Transaction Services

A strategy for growth and return PILLARS CUSTOMER care at the heart EASY to do business with EXPERT solutions and tools ADVOCATE for positive change VALUES Helpful Ethical Leading Change Performing Simple MEASURES Market position Return on tangible equity FOUNDATIONS Strong balance sheet Proactive Risk Management and Risk Culture Data-informed insights and decisioning Passionate people who make a difference PURPOSE Creating better futures together 6 Westpac Group September 2023 Strategy Update – Westpac Institutional Bank

Jeff Byrne Managing Director, Global Transaction Services

Global Transaction Services (GTS)

Deposits ($bn)



99
117
113
FY21
FY22
1H23

OHI[1] and CAS[2]



FY21
FY22
1H23
32
41
39
61
74
76
CAS
OHI

Reset the business

- Strengthened AML[3] systems and processes
- Selected correspondent banking and agency services relationships
- Simplified client, product and service offering (exited ~1,000 low value clients; reduced product suite by ~50%)

Gaining momentum

- Efficiency delivered from portfolio simplification
- Sustained deposit growth
- Improving customer advocacy
- Stronger employee engagement

1 Organisational Health Index (OHI). 2 Customer Advocacy Score (CAS). CAS is provided by Fifth Dimension and calculated as a 6-month rolling average. 3 Anti-money laundering (AML).

8 Westpac Group September 2023 Strategy Update – Westpac Institutional Bank

Westpac GROUP

GTS: Meeting clients' needs today

- PayTo for payers delivered; PayTo for Billers on schedule
- Global SWIFT ISO upgrade: Phase-1 delivered; Phase-2 on schedule
- Westpac Live FX upgrades
- Introduced dynamic virtual cards
- Launched new deposit product for Superannuation funds

9 Westpac Group September 2023 Strategy Update – Westpac Institutional Bank

Westpac GROUP

GTS: Ambition to be a leading digital transaction bank 10 Westpac Group September 2023 Strategy Update – Westpac Institutional Bank • Transforming GTS into a leading, modern, digital transaction bank • Radically simplifying the transaction banking user experience • Delivering sophisticated, real time treasury management capabilities PAYMENT CAPABILITIES DEPOSIT ACCOUNTS CASH MANAGEMENT TOOLS SINGLE CUSTOMER INTERFACE Real-time clearing and settlement of domestic and international payments Real-time cash balances, receipts and predictive analytics Advanced liquidity solutions for more control Intuitive interface & digital servicing Transformational investment

Alastair Welsh Managing Director, Corporate & Institutional Banking

68 85 85 FY21 FY22 1H23 FIPSH RE EIR C&I Other 4 50 62 58 75 62 75 CAS OHI FY21 FY22 1H23 Corporate & Institutional Banking (CIB) 12 1 Financial Institutions, Public Sector & Health (FIPSH). 2 Real Estate (RE). 3 Energy, Infrastructure & Resources (EIR). 4 Consumer & Industrial (C&I). 5 Source: Westpac research, project websites and IJ Global League Tables at 30 May 2023. 6 Over two years Mar-21 to Mar-23. Westpac Group September 2023 Strategy Update – Westpac Institutional Bank • #1 greenfield renewable energy financier in Australia5 • Customer advocacy score increased • Loan CAGR of 16% while maintaining risk settings6 • Uplift in banker engagement since FY21 - OHI moved from 4th to 2nd quartile • ~3,000 employees completed ESG fundamentals training Loans ($bn) • Client focus through industry specialisation • Improving banker productivity • Managing business end to end • ESG capability uplift to support clients’ transition journey • Data insights and research to support clients’ growth aspirations CAS and OHI 1 2 3 Stronger foundations Client driven business

CIB: Ambition to be the lead relationship bank

Existing clients

Infrastructure and renewables

To lead in ESG

Exposure to climate change solutions[1] ($bn, TCE[2])



10.8
12.0
FY22
1H23

Future state

- Simplified & digitised processes making client interactions easier
- Deeper relationships through enhanced WIB product offering
- Supporting our bankers to facilitate more time with clients
- ESG fully integrated into banking operations
- Portfolio diversification balancing risk and returns

Performance measures of future state

- Enhancing client experience through simplification and digitisation
- Aiming to be within top 2 lending market share while maintaining risk settings
- Growth aligned with soon to be launched Sustainable Finance Taxonomy
- Expanding NZBA targets
- Achieve top quartile employee engagement

1 Climate change solutions activities are defined in the Glossary section in our 2022 Sustainability Index and Datasheet. 2 TCE is total committed exposure.

13 Westpac Group September 2023 Strategy Update – Westpac Institutional Bank

Westpac GROUP

Max Bulloch Managing Director, Financial Markets

Financial Markets (FM)

Leading position
across a range of fixed income markets[1]

#1
Australian sustainable bond league table

#2
$A bond league table (excluding self-led)

Most useful analysis of the economy
17 years in a row[2]

Client focused business

- Deeper client relationships through greater external focus
- Alignment across all teams delivering a consistent, competitive and easy client experience
- Embarked on a technology and data simplification

Demonstrated capabilities

- JLM[3] on all semi-government green/sustainability bond issuance in past 2 years
- JLM[3] on 16 of 24 semi-government deals, covering 75% of supply[4]
- Ranked #1 in five out of six fixed income secondary trading categories[5]
- #2 FX market share with Institutional clients and #1 with funds[6]
- Technology uplift to streamline the deal process and enhance risk management

1 #1 market share in bonds and semis, #1 market share in OIS, #1 market share in asset-backed bonds, =#2 market share in investment grade corporate bonds, #3 market share in interest rate swaps – 2022 Peter Lee Associates Fixed Income Survey, ranking against all banks. 2 Peter Lee Associates Interest Rate Derivatives Survey 2006 to 2022. Ranking against four major domestic banks. 3 Joint lead manager (JLM). 4 Semi-government financial year runs from July 2022 to June 2023. 5 KangaNews Fixed Income Trading and Research Poll 2023. 6 2022 Peter Lee Associates Foreign Exchange – Financial Institutions Survey, ranking against all banks.

15 Westpac Group September 2023 Strategy Update – Westpac Institutional Bank

Westpac GROUP

FM: Ambition to be #1 FM business in Australia and NZ

Business & Consumer

Cross border flows

Carbon & Commodities

CAS and OHI



FY21
FY22
1H23
54
67
72
59
71
74
CAS
OHI

A blueprint for moving forward

- Deepening existing client relationships
- Leveraging market leading systematic pricing capability
- Increasing cross border business
- Using data, technology and insights to enhance the client experience
- Partnering with clients on their climate transition journey

Performance measures for the future

- Top 2 market share in core products[1]
- Top 2 in league tables for A$ and NZ$ bonds
- Improving growth and return
- Strong employee engagement

1 As measured by Peter Lee and East & Partners surveys – Corporate Foreign Exchange, Corporate Interest Rate Derivatives, Foreign Exchange – Financial Institutions, Fixed Income.

16 Westpac Group September 2023 Strategy Update – Westpac Institutional Bank

Nell Hutton Group Executive WIB from 1 October 2023

Focus on becoming the leading institutional bank 18 Westpac Group September 2023 Strategy Update – Westpac Institutional Bank Improving returns & market position Client focus Digital experience Expertise Advocate

Appendix and Disclaimer

Managing Director Global Transaction Services Business structure: GTS 20 Westpac Group September 2023 Strategy Update – Westpac Institutional Bank New Zealand Chief Operating Office Global Operations Management, Strategic Business Transformation, Business Controls and Monitoring Client Engagement Transactional Banking Sales, Implementation and Client Service Digital Solutions & Channels Qvalent Pty Ltd Domestic Payments Corporate Cards Business and Consumer Institutional International Payments Liquidity Management

Managing Director Corporate & Institutional Bank Business structure: CIB 21 Westpac Group September 2023 Strategy Update – Westpac Institutional Bank Relationship Management and analytical expertise Chief Operating Office Global Operations Management and Strategic Business Transformation Business Controls & Monitoring Support and guide the business in driving risk and compliance priorities Debt Products Highly experienced specialist teams delivering market-leading capabilities Financial Institutions, Public Sector & Health Energy, Infrastructure & Resources Real Estate Consumer & Industrial

Managing Director Financial Markets Fixed Income, Currencies & Commodities Institutional Client Group Debt Capital Markets, Syndicate & Solutions Systematic Trading, Analytics & Quants Corporate, Business & Consumer Solutions WIB Digital & Customer Platforms Business structure: FM 22 Westpac Group September 2023 Strategy Update – Westpac Institutional Bank Chief Operating Office – Global Operations Management and Strategic Business Transformation

208 98 109 85 Peer 1 Peer 2 Peer 3 WBC Peer comparison: institutional banking divisions1 23 Loans: balances at end-1H23 ($bn) Westpac Group September 2023 Strategy Update – Westpac Institutional Bank 1 Based on segment disclosure of each bank. The segments are not comparable on a like for like basis. The peer comparison provides an overview of relative size. 278 182 138 113 Peer 1 Peer 2 Peer 3 WBC Deposits: balances at end-1H23 ($bn) 38.6 47.4 36.2 43.6 30 60 90 120 1H20 2H20 1H21 2H21 1H22 2H22 1H23 Peer 1 Peer 2 Peer 3 Westpac Expense to income ratio (%) 39.9 36.4 43.9 49.7 20.0 30.0 40.0 50.0 60.0 70.0 1H20 2H20 1H21 2H21 1H22 2H22 1H23 Peer 1 Peer 2 Peer 3 Westpac Non-interest income/ operating income (%)

League tables1,2 1 Excluding self-led. 2 Source: Bloomberg, KangaNews. 3 Local issuers. 2020 2021 2022 2023 YTD A$ bonds 4 3 2 2 NZ$ bonds 3 3 3 3 A$ securitisation 2 2 2 2 Australian sustainable bonds3 3 6 1 1 Manager, ranking according to market share 24 Westpac Group September 2023 Strategy Update – Westpac Institutional Bank

Investor Relations Team

Justin McCarthy
General Manager, Investor Relations

Andrea Jaehne
Head of Investor Relations, Ratings Agencies and Analysis

Rebecca Plackett
Head of Corporate Reporting and ESG

Arthur Petratos
Manager, Shareholder Services

Jacqueline Boddy
Head of Debt Investor Relations

Catherine Garcia
Head of Investor Relations, Institutional

James Wibberley
Manager, Investor Relations

Nathan Fontyne
Graduate, Investor Relations


INVESTOR CENTRE

Investor Relations Contact

For all matters relating to Westpac's strategy, performance and results

+61 2 9178 2977

investorrelations@westpac.com.au

westpac.com.au/investorcentre

Share Registry Contact

For all shareholding enquiries relating to:

- Address details and communication preferences
- Updating bank account details, and participation in the dividend reinvestment plan

1800 804 255

westpac@linkmarketservices.com.au

investorcentre.linkmarketservices.com.au

25 Westpac Group September 2023 Strategy Update – Westpac Institutional Bank

Disclaimer The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. The financial information in this presentation is presented in accordance Australian Accounting Standards (AAS) and is also compliant with International Financial Reporting Standards. In First Half 2023, Westpac ceased reporting cash earnings and cash earnings excluding Notable Items and now uses net profit attributable to owners of Westpac (net profit) as Westpac’s key measure of financial performance. Refer to Westpac’s 2023 Interim Financial Results (incorporating the requirements of Appendix 4D) for the six months ended 31 March 2023 available at www.westpac.com.au in the section “Results Announcement to the market - Introduction” for details of the presentation changes and non-AAS financial measures. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward looking statements are statements that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our business and operations, macro and micro economic and market conditions, results of operations and financial condition, capital adequacy and risk management, including, without limitation, future loan loss provisions and financial support to certain borrowers, forecasted economic indicators and performance metric outcomes, indicative drivers, climate- and other sustainability-related statements, commitments, targets, projections and metrics, and other estimated and proxy data. We use words such as ‘will’, ‘may’, ‘expect’, ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘estimate’, ‘anticipate’, ‘believe’, ‘probability’, ‘indicative’, ‘risk’, ‘aim’, ‘outlook’, ‘forecast’, ‘f’cast’, ‘f’, ‘assumption’, ‘projection’, ‘target’, ‘goal’, ‘guidance’, ‘ambition’, or other similar words to identify forward-looking statements, or otherwise identify forward-looking statements. These forward-looking statements reflect our current views on future events and are subject to change, certain known and unknown risks, uncertainties and assumptions and other factors which are, in many instances, beyond our control (and the control of our officers, employees, agents and advisors), and have been made based on management’s expectations or beliefs concerning future developments and their potential effect upon Westpac. Forward-looking statements may also be made, verbally or in writing, by members of Westpac’s management or Board in connection with this presentation. Such statements are subject to the same limitations, uncertainties, assumptions and disclaimers set out in this presentation. There can be no assurance that future developments or performance will align with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those we expect or which are expressed or implied in forward-looking statements, depending on various factors including, but not limited to, those described in the section titled ‘Risk factors' in our 2023 Interim Financial Results (incorporating the requirements of Appendix 4D) for the six months ended 31 March 2023 available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to Westpac, investors and others should carefully consider such factors and other uncertainties and events. Except as required by law, we assume no obligation to revise or update any forward-looking statements contained in this presentation, whether from new information, future events, conditions or otherwise, after the date of this presentation. 26 Westpac Group September 2023 Strategy Update – Westpac Institutional Bank